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                                                                     Exhibit 3.2
                                SECOND AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
                               Charter No. 831795

      The following amendment to the Amended and Restated Articles of Incorporation of the Corporation, as amended, was adopted by a majority vote of the shareholders of the Corporation at a meeting held on January 29, 2003 and pursuant to the authority of Section 1701.71(A)(1) and 1701.73(A) and (C) of the Ohio Revised Code:

      RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation, as amended, be and they hereby are amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following:

            FOURTH: The authorized number of shares of the Corporation is 211,000,000, consisting of 200,000,000 common shares, without par value (hereinafter called "Common Shares"), 750,000 Class A Cumulative Preferred Shares, without par value (hereinafter called "Class A Shares"), 750,000 Class B Cumulative Preferred Shares, without par value (hereinafter called "Class B Shares"), 750,000 Class C Cumulative Preferred Shares, without par value (hereinafter called "Class C Shares"), 750,000 Class D Cumulative Preferred Shares, without par value (hereinafter called "Class D Shares"), 750,000 Class E Cumulative Preferred Shares, without par value (hereinafter called "Class E Shares"), 750,000 Class F Cumulative Preferred Shares, without par value (hereinafter called "Class F Shares"), 750,000 Class G Cumulative Preferred Shares, without par value (hereinafter called "Class G Shares"), 750,000 Class H Cumulative Preferred Shares, without par value (hereinafter called "Class H Shares"), 750,000 Class I Cumulative Preferred Shares, without par value (hereinafter called "Class I Shares"), 750,000 Class J Cumulative Preferred Shares, without par value (hereinafter called "Class J Shares"), 750,000 Class K Cumulative Preferred Shares, without par value (hereinafter called "Class K Shares"), 750,000 Noncumulative Preferred Shares, without par value (hereinafter called "Noncumulative Shares"), and 2,000,000 Cumulative Voting Preferred Shares, without par value (hereinafter called "Voting Preferred Shares"). The Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and Voting Preferred Shares are sometimes collectively referred to herein as the "Cumulative Shares."